LEASE AGREEMENT
STATE OF GEORGIA
DEKALB COUNTY

          The  Landlord :     Diamond Chip Group, L.L.C.
                              2460 Spalding Drive
                              Dunwoody, Georgia 30350

          The  Tenant :       SED International, Inc.
                              4916 N. Royal Atlanta Drive
                              Tucker, Georgia 30085-5044

          The  Premises :     Shall mean the tract or parcel of land
                              identified and described on Exhibit "A"
                              attached hereto and made a part hereof,
                              and all buildings and improvements
                              thereon

          The  Lease Date :   April 1, 1999

          The  Exhibits :     Legal Description [per  Premises
                              definition]

          [The Exhibit is incorporated into this Lease by reference.]

          In consideration of the following terms and conditions, and for other good and valuable considerations (the receipt and sufficiency of all of which are hereby acknowledged) the parties agree to the following terms.

1.        TERM.
1.01. Term. The Term of this Lease begins on the Lease Date specified above on the first page, and ends at midnight on September 30, 2006. There shall be no renewal of this Lease Agreement, except as set forth in Section 12.25 below.

2.        THE PREMISES.

2.01 The Premises. Landlord leases and rents to Tenant, and Tenant leases and rents from Landlord the Premises defined above, and located on the property described in Exhibit A [hereinafter sometimes called the Property below], according to the provisions of this Lease. No easement for light, air or view is included in this Lease of the Premises, and no diminution of light or air or view by any structure which may be now or hereafter erected shall affect this Lease. Landlord reserves the right to erect or to grant others the right to erect utility poles and other poles for billboards or other purposes on the Premises, so long as this does not reduce

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          the number of existing parking spaces, interfere with access to and from the Premises or parking, or interfere with Tenant's rights to use the Premises for the purpose described in 2.02 below.

2.02. Use of Premises. Tenant may use and occupy Premises for general office and distribution uses and purposes, including, without limitation use as a telephone and internet call center, and other uses presently being made of the Premises by Tenant, and all functions and purposes now or hereafter incidental to the foregoing uses and purposes. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body, any pertinent zoning restrictions, or any Rules and Regulations of Landlord covered below, or promulgated hereafter. Tenant agrees to conduct its business in the manner of, and according to, generally accepted business principles.

2.03. Condition of Premises. As this lease is a continuation of a prior occupancy, Tenant accepts the Premises as is, Tenant agrees that the Premises are in good and satisfactory condition for the use intended by Tenant, and Tenant agrees that Landlord is not responsible for any defects in the condition of the property or Premises, either latent or patent, and there are no warranties relating to the Property and/or to the Premises, either expressed or implied.

2.04. Alteration of Premises. Any improvement or alteration to the Premises required because of Tenant's actual or contemplated use of the Premises shall be Tenant's obligation to undertake and complete at its expense. Tenant shall not be obligated to make any improvements or alterations required by any statute, rule, regulation, ordinance, code or other legal requirement, unless the need for such improvement or alteration is required as a result of a particular use that Tenant makes of the Premises other than general office and warehouse uses and purposes.

3.        RENT AND ADJUSTMENTS.

3.01.     Base Rent.
          (a) The Rent Commencement Date is the Lease Date, shown on the first page above. The 1st Lease Year shall be a period of six (6) months which begins on the Rent Commencement Date and expires on September 30, 1999. The 2nd "Lease Year" begins on October 1, 1999 (the "Rent Adjustment Date") and runs for the next 12 complete calendar months. Each subsequent "Lease Year" begins on the next anniversary of the Rent Adjustment Date and runs for 12 months.

         (b) Beginning on the Rent Commencement Date, Tenant shall pay Landlord a Base Annual Rent for each year of the Term. This Base Annual Rent shall be the minimum due during each Lease Year of the Term. During the 1st Lease Year (which is a short year - 6 months) the Base Annual Rent shall be $88,181.52 ($14,696.92 per month). During the 2nd Lease Year the Base Annual Rent shall be $253,138.50. After the 2nd Lease Year, upon each anniversary of the Rent Adjustment Date, the prior Lease Year's Base
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               Annual Rent shall be increased by three percent (3%).
               Thus, the Base Annual Rent for Lease Years three through eight of the Term shall be as shown below:

               Lease Year               Base Annual Rent
                      3                    $260,732.66
                      4                    $268,554.64
                      5                    $276,611.28
                      6                    $284,909.62
                      7                    $293,456.91
                      8                    $302,260.62

          (c) The Base Annual Rent shall be payable in twelve equal consecutive monthly installments [called the Base Monthly Rent ]. For example, the Base Monthly Rent for the 1st Lease Year shall be $14,696.92, and the Base Monthly Rent for the 2nd Lease Year shall be $21,094.88. The first Base Monthly Rent is due and payable on the Rent Commencement Date. Thereafter, each Base Monthly Rent payment shall be paid in advance of the first day of each calendar month during the Lease Term, without demand and at Landlord's office (or such place as Landlord designates). Notwithstanding this 3.01(c), should the Lease Term begin on any date other than the first day of the month, Tenant shall pay a prorated portion of the first month's rent. Should the Lease Term end on any date other than the last day of the month, Tenant shall pay a prorated portion of the last month's rent.

3.02. Additional Rent based on Operating Expenses. In addition, Tenant shall pay as Additional Rent 100% of the Operating Expenses [defined below] for the Building during the Term of the Lease.

          (a) Operating Expenses means the reasonable and direct cost and expense of the following items to the extent incurred by Landlord in connection with the operation of the Premises: electricity, gas, water and sewerage to the extent not metered and billed to tenant.

          (b) Operating Expenses does not include Landlord's cost and expense of maintaining those items enumerated in 6.01 for which Landlord is responsible, nor any other structures, such as billboards.

          (c) As soon as practical after the end of each calendar year, Landlord shall prepare a Statement of Operating Expenses, along with a computation of the Additional Rent due the Landlord from the Tenant. Tenant agrees to pay Landlord this Additional Rent within ten days following receipt of this Statement. However, notwithstanding anything in this paragraph to the contrary, Landlord shall also have the right to demand, and Tenant shall pay upon such demand, one twelfth (1/12) of the estimated current

               Operating Expenses on a monthly basis, which will then be subject to annual adjustment for reconciliation with the Operating Expenses actually incurred.

          (d) If this Lease ends other than upon the end of a calendar year, Landlord shall make a good-faith prorated computation of the Operating Expenses due hereunder through the end of the Lease term, and Tenant shall pay this amount upon demand. At the end of that calendar year in which this Lease ended, and upon compilation of the actual figures, any excess paid by Tenant shall be promptly returned by Landlord, or any deficiency shall be paid to Landlord by Tenant on demand (as the case may be).

           (e) Should Landlord so instruct, Tenant shall pay any such Operating Expense directly to the utility company, service company, or other billing entity.

           (f) Landlord's books and records for Operating Expenses and Taxes (as defined in Section 3.03 below) shall be kept in Atlanta, Georgia and kept in accordance with Generally Accepted Accounting Principles consistently applied, on an accrual basis. Tenant shall have the right to audit the Landlord's books and records concerning the Operating Expenses at any time upon not less than ten (10) days prior notice to Landlord.

3.03. Additional Rent from Taxes. As further Additional Rent during the term of this Lease, Tenant shall also pay upon demand 100% of all real property taxes, ad valorem taxes, special assessments, governmental charges relating to the real estate interest in the Premises and any other governmental charges levied on the Premises ("Taxes"). Notwithstanding the foregoing, the term "Taxes" shall specifically exclude all federal, state and local income taxes, and all estate, gift, transfer, succession, inheritance, intangible and franchise taxes.
          (a) Tenant's payment of taxes, as provided above, shall be payable on the later of (i) the date within fifteen
               (15) days after receipt of notice from Landlord of the amount due, or (ii) the date fifteen (15) days prior to the date such taxes are due to be paid to the taxing authority.

          (b) If the final year of the Lease Term fails to coincide with the tax year, then Tenant shall pay its pro rata share for that portion of that last Lease Year. If such taxes for the year in which the lease ends are not ascertainable before payment of the last month's rent, then the amount of such taxes assessed against the property for the previous tax year shall be used as a basis of determining the pro rata share, if any, to be paid by Tenant for that portion of the last Lease Year. Should Landlord so instruct, Tenant shall pay any such tax directly to the taxing governmental entity.

3.04. Payment of Rent. All of Tenant's Rent and all other obligations provided for in this Lease herein shall be cumulative; and the payment by Tenant of all such amounts shall be made to Landlord at its office (or such other place as Landlord specifies), without deduction or set off for any reason, except as otherwise expressly set forth in Section 12.06 of this Lease.

3.05. Accord and Satisfaction. No payment by Tenant, or receipt by Landlord, of a lesser amount other than that stipulated herein for Rent, or any other charge, shall be deemed to be other than on account for the earliest stipulated Rent or other charge then due. No endorsement or statement on a check or letter accompanying any check or payment shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance of such Rent or other charge, or pursue any other remedy in this Lease, at law or in equity.

3.06. Interest on Past-Due Rent. Any installment of Rent required to be paid by Tenant under this Lease which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date until paid. This interest is intended to reimburse Landlord for expenses incurred by reason of such failure by Tenant. It is agreed by Tenant that such an interest is not a penalty.

4.        TENANT'S CARE.

4.01.     Tenant's Care.

          (a) Tenant will take good care of the Premises and its fixtures and improvements, at Tenant's expense; and Tenant will not suffer or permit any active or permissive waste or injury to the Premises. Tenant shall (at its expense but under Landlord's direction) promptly r epair any damage to the Premises caused by the misuse by, or neglect of, the Tenant, its employees, agents, and all persons permitted on the Premises by Tenant.
          (b) Without Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant will not make alterations, additions or improvements in or about the Premises, and if any activities of Tenant on the Premises increase the rate of fire insurance on the Premises, Tenant shall pay
               such increase.   Tenant agrees that it shall not be
               unreasonable for Landlord to withhold Landlord's consent to any alteration, addition, or improvement requested by Tenant if such alteration, addition or improvement impairs the load bearing structural integrity of the foundations of the building located on the Premises. Within ten (10) days after Tenant requests Landlord's consent to any alterations, additions or improvements, Landlord may give Tenant written notice (the "Removal Notice") specifying that all or any portion of such alterations, additions or improvements will have to be removed prior to the expiration of the Term and the Premises restored prior to the expiration of the Term. All alterations, additions or improvements of a permanent nature, other than fixtures and trade fixtures, made or installed by Tenant to the Premises shall become the property of Landlord at the expiration of this Lease; provided, however, that if Landlord gave Tenant a timely "Removal Notice" as specified above, then Landlord reserves the right to require Tenant to remove the alterations, additions or improvements made to the Premises by Tenant after the date of this Lease whose removal was specified and required in such Removal Notice. Notwithstanding any other term or provision of this Lease to the contrary, Tenant has no obligation to remove any of the alterations, additions or installations that exist on the Premises as of the date of this Lease, and Landlord agrees to accept the Premises back in its current condition and configuration.

          (c) No later than the last day of the Term, Tenant will remove all of its personal property, equipment not physically attached to the Premises, fixtures and trade fixtures, and repair all injury done by (or in connection with) the removal of this property. Tenant shall thus surrender the Premises (together with all keys to Premises) in as good a condition as it was at the beginning of the Term, except for ordinanry wear and tear, and damage by fire or other casualty. All of Tenant's property remaining on the Premises after expiration of the Term shall be deemed conclusively abandoned, and may be removed by Landlord. In such case, Tenant shall reimburse Landlord promptly upon demand for the costs of such removal, subject however to Landlord's right to require Tenant to remove certain alterations, improvements or additions made to Premises by Tenant, after the date of this Lease, under Paragraph 4.01(b).

          (d) In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only contractors or workmen approved in advance and in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall promptly remove or bond any lien for material or labor claimed against the Premises by such contractors or workmen if such claim should arise from work requested by Tenant; and Tenant hereby indemnifies and holds Landlord harmless from and against any and all costs, expenses or liabilities incurred by Landlord as a result of such claims and liens, and Landlord s defending against same (including Landlord's attorney s fees).

5.        RULES AND REGULATIONS.

5.01.     Rules and Regulations of Premises.

         (a) The sidewalks, entry passages, and other areas of the Premises shall not be obstructed by Tenant, or used for purposes other than those of ingress, egress, and parking, as designated. The water closets and other water apparatus shall not be used for any other purpose than those for which they were constructed, and no sweeping, rubbish, or other obstructing substances shall be thrown in them.

          (b) Tenant shall not install or paint any signs on any exterior or interior doors, plate glass or exterior walls. Tenant may place a sign in the vicinity of Tenant's entrance doors, but such sign shall be of such order, size and style as is approved by Landlord in advance and in writing, such approval not to be unreasonably withheld, conditioned or delayed; and the approved sign shall be installed at such place as Landlord designates. Landlord hereby approves all of the existing signage of Tenant.

          (c) If Tenant wishes to install in, or use on the Premises, any computer (other than a minicomputer), duplicating, or other large business machinery or equipment; or any additional machinery requiring more amperes of electricity in use on the date this Lease is signed; then Tenant is required to first obtain Landlord s written consent, such consent not to be unreasonably withheld, conditioned or delayed. If Tenant requires any interior wiring for any machinery or equipment, such wiring shall be done by an electrician approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

         (d) In all cases, Landlord retains the right to approve the weight per square foot and position of heavy articles including (but not limited to) iron safes, computers, duplicating equipment, or air compressors, such approval not to be unreasonably withheld, conditioned or delayed.

5.02. Future Rules and Regulations. Landlord reserves the right to promulgate additional reasonable rules and regulations, in the future for the safety, order and cleanliness of the Premises. All rules and regulations for the Premises shall be subject and subordinate to this Lease. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. With respect to the provisions of this
               Section 5.02 of the Lease, Landlord agrees that Tenant shall not be required to comply with rules and regulations that adversely affect its use of the Premises and/or the parking areas of the Building or require Tenant to pay any additional rent or other money to Landlord.

6.        SERVICES AND REPAIRS.

6.01. Landlord's Exclusive Responsibilities. Landlord shall maintain in good condition and repair the foundations (and the structural soundness of the foundations) and exterior walls (but not glass) of the Premises, the plumbing and electrical systems (but not these systems fixtures in the Premises), and utility lines from the points of common connection to the respective points at which public utilities are responsible for such utility lines, at Landlord's sole cost and expense. However, if any of these are damaged by Tenant, (or by its agents, employees, invitees or licensees), Tenant shall be solely responsible for all costs of repairing such damage, and shall reimburse Landlord for the repair immediately upon demand, that sum to be considered Additional Rent.

6.02. Tenant's Obligations to Repair. Tenant agrees to promptly make:

          (a) all repairs and maintenance (except those Landlord is required to make under 6.01), to maintain in good order at all times the windows and doors of the Premises; the HVAC, electrical, and plumbing fixtures of the Premises; the HVAC systems of the Premises; and landscaping surrounding the Premises;

          (b) maintain exterior lighting, signage and grounds care, including the sweeping of walks and parking areas, and the maintenance of attractive landscaping;

          (c) trash removal, cleaning services, custodial services (including the provision of toilet supplies and lighting supplies), security, parking lot maintenance (such as sweeping, sealing and patching of asphalt, but Tenant shall not be required to repave the parking or driveway areas during the last year of the Term), and grounds maintenance.

          If Tenant should commit an Act of Default as a result of failing to perform the Tenant's obligations under this
          Section 6.02, Landlord may perform the same, and such payment shall be added as Additional Rental of the Premises, immediately payable upon demand, along with an administrative charge of Fifty and No/100ths Dollars
          ($50.00).

6.03. Usage of Services. The services specified here in Section 6 are predicated on certain usage of the Premises by Tenant during normal business hours which shall be from 7:00 a.m. to 9:00 p.m. on Mondays through Fridays, except for national holidays. If:
          - enant uses services (or utilities which are not metered and billed directly to Tenant) in an amount, or for a period in excess of, normal usage (in Landlord's sole opinion); or

          - Tenant places in the Premises appliances or equipment requiring excessive electrical service (in Landlord s sole opinion).

          Landlord shall have the right to charge Tenant as Additional Rent a reasonable sum as reimbursement for the direct cost of such added services. In the event of disagreement as to the reasonableness of such charge, the opinion of the appropriate local utility company, or of an independent professional engineering firm, shall prevail and shall be binding upon the Landlord and Tenant.

6.04. Liens. No encumbrances, charges or liens against the Premises shall exist because of any services or materials requested by by Tenant or its independent contractors. Tenant shall discharge by bond or otherwise within ten (10) days of notice of its existence, any lien, encumbrance or other charge arising in violation of this Section.

6.05.     Interruption of Services. Except as set forth in Section
          12.06 below, Landlord shall not be liable for any damages directly or indirectly resulting from interruption in the furnishing of services to Tenant by any cause beyond Landlord's reasonably control.

7.        UTILITIES.

7.01. Tenant's Expenses. To the extent that separate metering devices are installed, Tenant shall contract and pay for all utilities used or consumed in the Premises, including any tap-in, connection and metering fees, including (but not limited to) electricity, water, sewer, and gas, incurred in connection with the Premises, or used by Tenant in connection therewith, on or before the due date for those bills. If Tenant does not pay these expenses, Landlord may pay the same, and such payment shall be added as Additional Rental of the Premises and paid pursuant to Section 3.02(a) above, and if Tenant shall commit and Act of Default by failing to make such payments, then Landlord may pay same and such amounts shall be immediately payable upon demand, along with an administrative charge of Fifty and No/100ths Dollars ($50.00).

7.02. Landlord's Expenses. It is acknowledged by both parties that Tenant shall be responsible for all utility charges associated with the provision of utility services to the Premises during the Term, and Landlord shall have no expenses associated therewith. Additionally, except as set forth in Section 12.06 below, Landlord is not responsible for any interruptions or curtailment in utility services unless caused by the act of Landlord's agents or employees and if so caused, Landlord shall use prompt and reasonable efforts to restore said utility.

8.        ENVIRONMENTAL MATTERS.

8.01.     Definitions. For purposes of this Section 8:
          (a) "Claim(s)" means all demands, liabilities (including strict liability), losses, expenses and damages of every kind, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, made, suffered, brought or imposed, regardless of when they occur.

          (b) "Contamination" means the uncontained presence, release, or threatened release of Hazardous Substances (defined below) on the Premises or on any adjacent property.

          (c) "Environmental Law" means any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial interpretation of any of the above which pertains to health, safety, any Hazardous Substance (defined below), or the environment.

          (d)  "Hazardous Substance(s)" means:

               (i) any substance which is listed, defined or regulated as a "hazardous substance," "hazardous waste," "hazardous constituent," "medical waste" or "solid waste," or otherwise classified as a hazardous, toxic or regulated substance, in or pursuant to any Environmental Law; or

               (ii) any substance which is or contains asbestos, radon, infectious waste, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material; or

               (iii) any substance which causes or threatens to cause a hazard to the environment or to the health or safety of persons.

8.02. Tenant represents that its activities on the Premises will be conducted in compliance with Environmental Law.
          Accordingly, Tenant represents the following to Tenant's knowledge:
          (a) Tenant is currently in compliance with all applicable Environmental Laws.

          (b) Tenant shall make all notifications, certifications, and registrations required by any Environmental Law.

          (c) Tenant has obtained or shall obtain all permits, licenses or approvals necessary under Environmental Laws for the operation of Tenant's business.

          (d) Tenant shall comply with the terms and conditions of all permits, licenses, approvals, notifications, certifications and registrations obtained.

8.03. Tenant shall not cause any Hazardous Substances to be brought upon, stored, generated, or disposed on the Premises except in compliance with all applicable Environmental Law.

8.04. Tenant shall not cause the release or threatened release of any Hazardous Substances by Tenant or its agents, contractors, employees or invitees on the Premises in any manner that violates any Environmental Law or causes
          Contamination.

8.05. With regard to any Contamination on the Premises caused by Tenant after the date hereof, Tenant shall promptly at Tenant's sole risk and expense:

          (a) take all steps reasonably necessary to contain the release or threatened release and any associated Contamination;

          (b) take all steps reasonably necessary to remediate the Contamination in compliance with all applicable
               Environmental Law;

          (c) remediate, remove, treat and dispose of the Hazardous Substance as directed by the governmental authorities having jurisdiction over the remediation;

          (d) take whatever action is required by any Environmental Law, in addition to taking any action necessary to have the full use and benefit of the Premises;

          (e) notify and keep Landlord reasonably informed of the release and response to it;

          (f) obtain and deliver to Landlord a report in a form satisfactory to Landlord that all remedial action stated above has been taken.

8.06. Tenant shall indemnify and hold Landlord harmless from and against all Claims, (except claims arising from Landlord's own negligence or willful act), related to any Contamination caused by Tenant or its agents, contractors, employees or invitees, or related to Tenant's breach of any provision in this Section. Landlord shall indemnify and hold Tenant harmless from and against all Claims, (except claims arising from Tenant's own negligence or willful act), related to any Contamination caused by Landlord or its agents, contractors, employees or invitees, or related to Landlord's breach of any provision in this Section.

8.07. Claims which are subject to these indemnification provisions shall include the following:

          (a) all expenses incurred in complying with any Environmental Law;

          (b) all costs incurred in studying or remedying any Contamination at, arising from, or related to the Premises or adjacent property;

          (c) all costs incurred in removing, disposing or otherwise addressing any Contamination or Hazardous Substances;

          (d) all fines, penalties or other sanctions assessed by reason of the failure to comply with any Environmental Law; and

          (e) all legal and professional fees (including engineering fees) and costs incurred in connection with the above.

          This indemnity shall survive the termination or expiration of this Lease.

8.08. Regardless of any consent granted by Landlord, Tenant shall not cause any activity on the Premises which would cause either:

         (a) the Tenant, the Landlord, or the Premises to become subject to regulation as a generator of Hazardous
               Substances, or

          (b) the Premises to become subject to regulation as a hazardous waste treatment or disposal facility.

8.09. Regardless of any consent granted by Landlord, Tenant shall not discharge Hazardous Substances into the sanitary or storm sewer system, nor shall the Tenant install any underground storage tank or underground piping on the Premises.

8.10. Tenant shall not perform any testing of soil, groundwater or surface water at the Premises without the written consent of Landlord. The results of any testing shall be given in writing to Landlord and Tenant shall keep such requests confidential unless disclosure is required by law.

8.11. Landlord may inspect the Premises at any time and audit Tenant's records or procedures related to Hazardous Substances in order to determine if Tenant is in compliance with such laws, rules and regulations, provided such inspections and audits are not disruptive to Tenant's business. Landlord shall not be required to disclose any inspection or audit results to Tenant. Landlord shall have no liability for failure to inspect or audit or for failing to discover any noncompliance with laws, rules and regulations.

9.        DEFAULT.

9.01. Default by Tenant. Each of the following shall be "Acts of Default":

         (a) If, after 10 days' prior written notice of non-payment when due, Tenant fails to pay any Base Monthly Rent due under this Lease; or

         (b) If, after 10 days' prior written notice of non-payment when due, Tenant fails to pay any any other payment due under this Lease; or

          (c) If, after 10 days' written notice of non-performance, Tenant fails to perform any other term or obligation of this Lease (other than its non-payment of monetary obligations) which is to be observed or performed by Tenant; or, if Tenant's such term or obligation cannot reasonably be performed within 10 days, no Act of Default shall exist unless Tenant fails within said 10-day period to begin and thereafter to diligently and continually pursue its performance of that term or obligation; or

          (d) The failure by Tenant to cease any conduct prohibited by this Lease within fifteen (15) days after receipt of written notice from Landlord requesting cessation thereof; or

          (e) If Tenant becomes bankrupt, insolvent, or Tenant admits in any pleading (whether filed in the bankruptcy court or other court) the inability of Tenant to pay its debts as they become due; or

          (f)  If Tenant files any debtor relief proceedings; or

          (g) If Tenant voluntarily files in any court pursuant to any statute (either of the United States or of any other state) a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant's property or for any other form of debt relief, whether temporary or permanent; or

          (h) If an action is brought to appoint a receiver or trustee over Tenant, or over Tenant's possessions, or to otherwise protect the interests of any creditor of Tenant, which action is not dismissed within 180 days of its filing; or

          (i) If Tenant makes an assignment for the benefit of creditors; or

          (j) If Tenant petitions for, or enters into, an arrangement of any kind concerning its creditors, or suffers this Lease (or the leasehold hereunder) to be taken under any writ of execution or attachment; or

          (k) The failure of Tenant to cease any conduct or eliminate any condition which poses an immanent danger to person or property within twenty four (24) hours of receipt of written notice from Landlord requesting cessation of such conduct or elimination of such conditions; or

          (l) If this Lease or any rights hereunder shall be transferred or the Premises sublet in violation of
               Section 12.01 and such violation is not cured within ten (10) days after Tenant's receipt of written notice of default from Landlord.

          In any one or more of such events, Landlord shall, subject to the terms and restrictions of Section 12.29, have the rights specified below in this Article 9.02.

9.02. Landlord's Rights on Default. If Tenant shall not have cured any Act of Default in the manner provided in Paragraph 9.01, Landlord may at its option elect to pursue any one, but not more than one, of the following remedies while any Act of Default remains outstanding and uncured:

         (a) Landlord, with or without terminating this Lease, may perform, correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform or satisfy, and take, on behalf of Tenant, whatever steps Landlord deems necessary to cure such default, and Landlord may reenter the Premises for such purposes, and Tenant shall fully reimburse and compensate Landlord on demand for all costs and expenses incurred by Landlord in such performance, correction or repair, including, within limitation, accrued interest from the date of demand until date of payment at the rate specified in Paragraph 3.06 hereof.

          (b) Begin arbitration proceedings under Section 12.29 below, with or without the termination of this Lease, and without releasing Tenant from any of its obligations hereunder.

          (c) Terminate Tenant's right to possession without termination of the Agreement. In such a case, Landlord may (at its option) enter onto the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession of the Premises. This can be done without such entry and possession terminating this Lease or releasing Tenant from any obligation, in whole or in part, including Tenant's obligation to pay Rent due hereunder for the full Term. To this end, if and when Landlord so elects, Tenant shall pay to Landlord a sum equal to the discounted then-present value of the Base Monthly Rent to be paid by Tenant for the remainder of the Lease Term, computed at a discount rate of eight percent (8%) per annum. The payment of this amount shall constitute payment of Rent in advance for the remainder of the Term. Upon the receipt from Tenant of the sum required to be paid pursuant to this subsection, Landlord shall use reasonable efforts to relet the Premises. Thereafter, as Landlord receives monthly rent from any tenants or occupants of the Premises, and after Landlord has received reimbursement for of any sums expended by Landlord on account of the cost of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and collection of the rent accruing therefrom (including attorney's fees and broker's commissions), Tenant shall receive from Landlord all rent received by Landlord from other tenants or occupants on account of the Premises during the Lease Term hereof (other than reimbursement for operating expenses and taxes), provided that the amounts to which Tenant shall become so entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord under this paragraph.

          (d)  Begin arbitration proceedings against Tenant under
               Section 12.29 below for all amounts owed by Tenant to Landlord, whether as Base Rent, Additional Rent, reasonable damages.

          (e) End the Lease Term, in which event Tenant shall immediately surrender the Premises to Landlord. Tenant agrees to pay on demand the amount of all reasonable loss and damage which Landlord may suffer by reason of the end of the Term under this section or otherwise, which loss and damage shall include, without limitation, an amount which, at the date of the Default, represents the present value, as computed using an eight percent (8%) discount rate, of the excess, if any, of (A) the Base Monthly Rent payable under this Lease during the remainder of the Term over (B) the aggregate reasonable rental value of the Premises for the same period.

          (f) Upon any termination of Tenant's right to possession only, and without termination of the Lease, Landlord may (at its option) enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession as provided below, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay Rent, for the full Lease Term. In any such case, Landlord may relet the Premises on behalf of the Tenant and receive directly the Rent by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of reletting of the Premises; further, Tenant agrees to reimburse Landlord upon demand for any expenditures made by it for remodeling or repairing in order to relet the Premises and for all other expenses incurred in connection with such reletting (including, without limitation, attorney's fees and brokerage commissions).

          (g) Enter upon and take possession of the Premises, without being liable for prosecution of any claim for damages or for trespass or other tort.

          (h) Do or cause to be done whatever Tenant is obligated to do under the terms of this Lease, in which case Tenant agrees to reimburse Landlord on demand for any and all costs or expenses which Landlord may thereby incur. Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this section, whether caused by the negligence of Landlord or otherwise.

          (i) Enforce the performance of Tenant's obligations hereunder by arbitartion in accordance with Section
               12.29 below (which remedy may be exercised upon any Act of Default committed with respect to Tenant's obligations hereunder).

          (j) Invoke in the Section 12.29 arbitration proceeding any remedy allowed at law or in equity to enforce re-entry and other remedies not herein provided.

9.03. Reentry by Landlord. If Landlord reenters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord. No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease.

9.04. General. No course of dealing between Landlord and Tenant or any failure or delay on the part of Tenant or Landlord in exercising any of their rights (including, without limitation, Landlord's rights under Paragraph
          9.02 hereof) under any provisions of this Lease shall operate as a waiver of any rights of Tenant or Landlord hereunder, at law or in equity or under any other provisions of this Lease, nor shall any waiver of a default on one occasion operate as a waiver of any subsequent default or of any other default. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated. The exercise by Tenant or Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Tenant or Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease may, at the election of Landlord, be exercised alternatively, and are in addition to any other rights provided for or allowed by law or in equity.

9.05. Bankruptcy. If Landlord cannot terminate this Lease or Tenant's right of possession because of the application of bankruptcy or similar laws, then Tenant, as a debtor in possession or on behalf of any trustee for Tenant, shall:
          (i) within the statutory time, assume or reject this Lease and (ii) not seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord. In such event, Tenant or any trustee for Tenant may only assume this Lease if (a) it cures or provides adequate assurance that it will promptly cure any default hereunder,
          (b) it compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to landlord resulting from Tenant's defaults, including without limitation accrued interest as set forth in Paragraph 3.06 and attorneys fees as a result of such default, and (c) it provides adequate assurance of performance during the Lease Term of all of the terms, covenants and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance shall include, without limitation, adequate assurance: (1) of the source of payment of Rent reserved hereunder, (2) that any Percentage Rent due hereunder will not decline from the levels anticipated, and (3) that the assumption of this Lease will not breach any provision under this Lease.

10.       ADDITIONAL OBLIGATIONS.

10.1. Tenant shall obtain and maintain in full force during the Lease Term the following insurance coverages (all of which shall show Landlord as an "Additional Insured" to the extent of its interest):

         (a) Commercial general liability insurance, with contractual liability, broad form general liability endorsement, insuring Tenant against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests, invitees or licensees in the Premises, the limits of such policy or policies to be in amount not less than

               - One Million Dollars ($1,000,000.00) for each occurrence,

               - One Million Dollars ($1,000,000.00) for each separate injury, One Million Dollars
                    ($1,000,000.00) for property damage; and

               - Twenty Million Dollars ($20,000,000.00) umbrella policy.

               Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease.

          (b) All-risk property insurance in an amount adequate to cover loss of the replacement value of all personal property, decorations, trade fixtures, furnishings, equipment, and all other contents owned by Tenant and located or placed in the building on the Premises by Tenant.

          (c) Business Interruption Insurance in an amount sufficient to replace one year's lost gross earnings, such earnings being defined as the difference between Gross Sales and the cost of goods sold.

          (d) Plate glass insurance covering the full replacement value of the plate glass in the Premises.

          (e) Workers' Compensation Insurance covering all persons employed by Tenant, as required by laws of the State where the Premises are located or of the United States.

          (f) Boiler or Machinery Insurance covering all pressure vessels, boilers, air conditioning equipment, or similar equipment, if any, in, on, above or beneath the Premises, in the amount of Five Hundred Thousand
               Dollars ($500,000.00).

          (g) All of the aforesaid insurance, except the Workers' Compensation Insurance required by subparagraph (e) above, shall name Landlord (and any mortgagee or manager of the Premises designated by Landlord in a written notice to Tenant) as an additional insured, and shall be written by one or more responsible insurance companies reasonably satisfactory to Landlord; all such insurance may be carried under a blanket policy covering the Premises and any other location of Tenant provided such blanket policies meet the requirements of this Section 11; all such insurance shall contain endorsements as follows: Such insurance may not be canceled or amended with respect to Landlord or its designees or the Premises except upon thirty (30) days prior written notice by the insurance company to Landlord and any such designees; Tenant shall be solely responsible for payment of premiums and Landlord or its designees shall not be required to pay any premium for such insurance. The minimum limits of the commercial general liability policy herein set forth shall in no way limit or diminish Tenant's liability hereunder. Tenant shall deliver to Landlord within fifteen (15) days after written notice from Landlord to Tenant requesting same, a certificate of insurance evidencing the maintenance of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence satisfactory to Landlord of the payment of the premiums therefor. If Tenant commits and Act of Default by failing to obtain and provide any or all of the aforesaid insurance, then Landlord may, but shall not be required to, purchase such insurance on behalf of Tenant and add the reasonable cost of such insurance as Additional Rent payable with the next due installment of Base Monthly Rent.

10.02. The minimum limits of the commercial general liability policy of insurance required by this Section shall be subject to increase at any time, and from time to time, if Landlord shall reasonably deem it necessary for adequate protection, but in no event shall such limits exceed the amounts of liability coverage typically required by landlords of comparable buildings, leasing space comparable to the Premises, in the same locale. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence of Tenant's compliance with such demand.

10.03. Tenant agrees, at its own expense, to comply with rules and regulations of the Fire Insurance Rating Organization having jurisdiction of the Premises and to comply with all requirements imposed by Landlord's insurance carrier, if any.

10.04. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article or service which is prohibited by any local, state or federal agency.

10.05. Casualty Insurance on Building. Tenant agrees to obtain and maintain at all time during the Term, standard fire and extended coverage insurance, with "All Risk" endorsement, insuring the full replacement cost of the buildings and improvements (including, without limitation, the tenant improvements installed in the building, whether installed by or at the cost of Landlord or Tenant) and loss of rental income on the Premises. Tenant shall pay the premium cost of such coveages directly to the insurance carrier providing the coverage. In the event of a casualty, Tenant shall remain responsible for the cost of any deductible amount, unless the claim was caused by Landlord or Landlord's agents or employees. Provided, that the foregoing coverage may be provided under a blanket policy maintained by Tenant. Tenant shall deliver to Landlord within fifteen (15) days after written notice from Landlord to Tenant requesting same, a certificate of insurance evidencing the maintenance of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence satisfactory to Landlord of the payment of the premiums therefor. The casualty insurance policies covering the building shall provide that all claim proceeds paid under the policies are to be paid jointly to Landlord and Tenant, and the parties agree that such proceeds shall be used and applied to repair and restore the building, improvements and Premises.

10.06. Mutual Release and Waiver of Subrogation. Notwithstanding any other term or provision of this Lease to the contrary, Landlord and Tenant hereby mutually release each other from any perils and damages insurable against under the property and casualty insurance each of the parties is required to maintain under this Lease or the insurance actually maintained by the injured party, whichever is greater, whether or not such insurance was actually in force at the time of the casualty, and notwithstanding the fact that such damage may have been caused by the negligence of the other party or their agents or employees. Additionally, Landlord and Tenant hereby grant to each other on behalf of any insurer providing insurance to either Landlord or Tenant as required by this Lease covering the Premises, improvements therein or contents thereof, a waiver of any right of subrogation any such insurer of one party may acquire against the other by virtue of payment of any loss under such insurance, and, to that end, Landlord and Tenant shall cause such insurance to be written so that the insurer waives any such right of subrogation, it being the intent of the parties that the damaged party shall be required to look to his own casualty insurance which it is required to maintain to recover for any property damage, and not to the other party.

10.07.    Waiver.

         (a) Landlord and Tenant agree that the other party shall not, at any time or to any extent whatsoever, be liable for, and each hereby waives all claims they may have against the other for damage to property resulting from:
              (i) any injury or damage to property or business caused by, or arising out of, the condition of the Premises; or

              (ii) the condition or operation of, or defects in, any equipment, machinery or mechanical systems (including the electrical, plumbing and H.V.A.C. systems and fixtures) located inside of the Premises; or

               (iii)     the act or omission of any person or persons;
                         or

               (iv) the theft, mysterious disappearance, or loss of any property from the Premises.

          (b) It is further agreed that the happening of any one or more of the events described in Paragraph 10.07(a) shall not be an actual or constructive eviction of Tenant.

          (c) Except as set forth in Section 12.06 below, nothing contained herein shall render Landlord liable, or any way accountable, for any loss, damage or injury (whether direct or indirect, and whether to person or property) suffered or incurred by Tenant because of Landlord's failure or inability to furnish utilities to the Premises for reasons not caused in whole or in part by Landlord, its agents or employees. Tenant hereby waives all claims of Tenant, its employees, agents, licensees and invitees against Landlord for such failure or inability.

10.08. Indemnification. Except for damages which arise from the negligence or intentional, willful action or inaction of Landlord or Landlord's agents or employees, Tenant agrees to indemnify and hold harmless Landlord against and from any and all claims, liabilities, actions, expenses, losses or damages whatsoever on account of (or in connection with) any loss, injury, death or damage to persons or property or business arising out of, or caused by, Tenant's use of the Premises, or Tenant's negligence or wilful misconduct in the use and occupation of the Premises. This includes (without limitation) the condition of the Premises, and any negligent or wilful misconduct of Tenant, its agents, employees, licensees, guests or invitees. Tenant shall further indemnify and hold Landlord harmless:

          (a) against any Act of Default in the performance of any covenant or agreement on the Tenant's part to be performed pursuant to the terms of this Lease, and

          (b) against any negligence or wilful misconduct of the Tenant's contractors or subcontractors, and

          (c) against all cost, counsel fees, expenses and liabilities incurred in any such claim or action or proceeding brought thereon, or in any way connected therewith.

          Except for damages which arise from the negligence or intentional, willful action or inaction of Tenant or Tenant's agents or employees, Landlord agrees to indemnify and hold harmless Tenant against and from any and all claims, liabilities, actions, expenses, losses or damages whatsoever on account of (or in connection with) any loss, injury, death or damage to persons or property or business arising out of, or caused by or in connection with, Landlord's ownership, maintenance and/or management of the Premises, or Landlord's negligence or wilful misconduct in the ownership and/or operation of the Premises. This includes (without limitation) the condition of the Premises, and any negligent or wilful misconduct of Landlord, its agents, employees, licensees, guests or invitees. Landlord shall further indemnify and hold Tenant harmless:

         (a) against any default in the performance of any covenant or agreement on the Landlord's part to be performed pursuant to the terms of this Lease, and

         (b) against any negligence or wilful misconduct of the Landlord's contractors or subcontractors, and

          (c) inst all cost, counsel fees, expenses and liabilities incurred in any such claim or action or proceeding brought thereon, or in any way connected therewith.

10.09. Tenant's Taxes. Tenant shall pay before delinquency all taxes, assessments and public charges (whether now in effect or subsequently enacted) during the Term of this Lease which are levied, assessed or imposed upon the Tenant's business or upon Tenant's fixtures, furniture, appliances or personal property installed or located in the Premises, or which constitute a lien against any of the foregoing.

11.       DAMAGE, DESTRUCTION, CONDEMNATION.

11.01. Damage or Destruction. Tenant shall endeavor to give notice to Landlord of any damage to the Premises. If all or any part of the Premises are damaged or destroyed by fire or other casualty, this Lease shall continue in full force and effect, unless terminated as hereinafter provided.

          (a) If at any time during the Term the Premises are damaged by a fire or other casualty, Tenant and Landlord agree to cooperate with each other and mutually agree in writing, within 30 days after such damage, as to the amount of time reasonably required to restore the Premises. If the restoration time is estimated to exceed the lesser of (i) 6 months from the first payment of insurance proceeds, or (ii) 9 months from the date of the damage (the shorter period being hereinafter referred to as the "Restoration Period"), then Tenant may elect to terminate this Lease upon notice to Landlord given no later than 30 days after Landlord and Tenant agree in writing upon the time period required to restore the Premises. If Tenant does not elect to terminate, or if Landlord and

               Tenant estimate and agree that restoration will be completed on or before the last day of the Restoration Period, then Landlord and Tenant shall promptly restore the Premises at Landlord's sole cost and expense, including, without limitation, restoring the tenant improvements installed in the building, whether installed by or at the cost of Landlord or Tenant, subject to delays from Force Majeure (as hereinafter defined) events not to exceed a total of 30 days. Landlord shall repair, restore or rebuild the Premises to its condition at the time of the occurrence of the loss, and Landlord agrees to diligently and continuously pursue to completion any such repairs. Landlord shall be obligated to begin and complete such repairs, restoration or rebuilding whether or not insurance proceeds are received by Landlord; and Landlord's obligation to rebuild and restore the Premises shall not be limited (i) to the proceeds Landlord actually receives under any insurance policies, or (ii) by any amounts that Landlord's lenders may require to be applied towards the reduction of any indebtedness secured by a deed to secure debt covering the Premises or any portion of it. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord and Tenant reasonably estimate that the time period needed to restore the Premises will exceed the lesser of (i) 2 months from the first payment of insurance proceeds, or
               (ii) 4 months from the date of the damage, provided, however, that Landlord will not be entitled to terminate this Lease because there is less than one (1) year on the Lease Term if Tenant has an exercisable right to extend the Term of the Lease and Tenant, within fifteen (15) days after receipt of Landlord's notice of termination, exercises such extension right. Additionally, if the restoration has not substantially completed with in the restoration period originally estimated and agreed upon in writing by Landlord and Tenant, which period shall be extended for a period of not more than 30 days due to Force Majeure events, then Tenant shall have the right to terminate this Lease by irrevocable written notice of termination given by Tenant to Landlord at any time prior to the date on which the repair and restoration of the Premises is substantially completed.

          (b) Tenant covenants and agrees to reopen for business in the Premises within 60 days after the Premises have been restored and are ready for reoccupancy. In this regard, Tenant shall repair, restore and refixture all parts of the Premises. This shall be done in a manner, and to a condition, comparable to that existing prior to its destruction.

          (c) Base Monthly Rent, Operating Expenses and Taxes shall be equitably abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, taking into account the nature and extent of the actual interference with Tenant's ability to use the Premises for the herein permitted uses.

          (d) Notwithstanding anything to the contrary contained in this Section 11.01 or elsewhere in this Lease, Landlord at its option may terminate this Lease on 30 days notice to Tenant if the Premises shall be damaged or destroyed as a result of an occurrence which is not covered by the insurance Tenant is required to maintain hereunder or Landlord's actual insurance coverage, whichever is greater.

          (e) If the Premises shall be damaged or destroyed and in the event that neither Landlord nor Tenant has elected to terminate this Lease, Landlord and Tenant shall resume their respective obligations (other than those specified in this Paragraph 11.01 as continuing under this Section 11) as soon as is reasonably possible, and then prosecute the same to completion with all due diligence.

          (f) Tenant shall endeavor to give to Landlord prompt written notice of any damage to or destruction of any portion of the Premises resulting from fire or other casualty.

11.02. Condemnation. If the whole of the Premises shall be taken under the power of condemnation, this Lease shall end as of the date possession shall be so taken by the governmental authority.

          (a) If part of the Premises shall be taken in condemnation or by any transfer in lieu of condemnation, such that Tenant shall be prevented from conducting Tenant's normal business operations at the Premises as had been conducted prior to said partial condemnation, then Tenant shall have the right and option to terminate the lease as of the date of such taking by giving Landlord written notice of such termination within thirty (30) days after said taking or conveyance, and the parties thereupon shall be released from any further liability under this Lease, except for obligations existing as of and on the effective date of such termination.


          (b) Anything in this Lease to the contrary notwithstanding, if:

               -    more than 30% of the Premises shall be taken, or

               - more than 25% of the then-existing paved parking spaces shall be taken, or

               - the provision of utilities to the Premises or access to the Premises is denied as a result of such taking, and the taking, in Tenant's reasonable judgment, would interfere with or impair Tenant's operations at the Premises, then Tenant shall have the right to cancel and terminate this Lease as of the date of such taking or conveyance, upon giving notice to Landlord of such election within thirty days after the date of such taking or conveyance. The parties thereupon shall be released from any further liability under this Lease, except for obligations existing as of and on the effective date of such termination. Provided, if more than 25% of the then-existing paved parking spaces of the Premises shall be appropriated or taken and the loss of such parking is the sole reason for Tenant exercising its termination option hereunder, Landlord may (at its option) nullify and vacate Tenant's right to cancel this Lease as herein above provided, by giving Tenant notice within thirty days after the date of such taking that Landlord will provide substitute parking on (or adjacent to) the building on the Premises sufficient to cause the total number of paid parking spaces remaining after such substitution to be equal the number of spaces prior to such taking, and such parking is in fact provided. If Landlord provides such parking then, this Lease shall remain in full force and effect.

          (c) If part of the Premises shall be taken, and this Lease is not terminated as provided above, the Base Monthly Rent, Operating Expenses and Taxes payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, taking into account the nature and extent of the actual interference with Tenant's ability to use the Premises for the herein permitted uses.

          (d) All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord, without any participation by Tenant, except that Tenant shall, however, receive out of any award to Landlord in such condemnation proceeding the value of any damage to Tenant's property, the cost of any tenant improvements, alterations and/or fixtures paid for by Tenant, and Tenant's relocation costs, that Tenant proves have been suffered or incurred by Tenant. To the extent that the Tenant has a claim in condemnation proceedings, as aforesaid, Tenant may claim from condemners, directly.

12.       ADDITIONAL AGREEMENTS.

12.01.    Assignment and Subletting.

         (a) Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may not assign, mortgage or encumber this Lease or any interest hereunder, or sublet Premises or any part thereof, or permit the use of Premises whether voluntarily or by operation of law by any party other than Tenant. Landlord's consent shall not be required in connection with any assignment, subletting or other transfer to an Affiliate (as hereinafter defined) of Tenant. Consent by Landlord to any one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only with the prior written consent of Landlord. Sublessees or assignees shall become liable directly to Landlord for all obligations of the Tenant hereunder (including, without limitation being subject to the terms and conditions of this Section 12.01 in connection with any further assignment of the Lease or underletting of the Premises) without relieving Tenant's liability. Landlord shall not unreasonably withhold such consent if Tenant complies with Paragraph 12.02(b) below.

          (b)  Conditions for Landlord's Consent to Assign or
               Sublease. The granting of consent by Landlord shall be preconditioned upon the fulfillment of the following requirements:

               (i)       Landlord shall be provided with at least ten
                         (10) days written notice prior to any
                         proposed assignment or subletting;

               (ii)           Tenant shall remain primarily liable
                              under this Lease;

               (iii) Any proposed assignee or sublessee shall assume, in a written instrument acceptable to Landlord, all of the obligations of Tenant in the case of an assignment of the Lease, and with respect to the subleased space, in the case of a sublease;

               (iv) No use shall be employed in connection with the Premises other than the Permitted Use set forth in this Lease;

               (v)            No alterations shall be made to the
                              Premises except in accordance with the
                              terms of this Lease;

               (vi) In Landlord's reasonable judgment the successor is solvent and financially capable of fulfilling its obligation;

               (vii) In Landlord's reasonable judgment any use of the Premises permitted hereunder by the proposed sublessee/assignee will not violate any laws; and

               (viii) Tenant shall pay all reasonable attorney's fees or other costs paid or incurred by Landlord in connection with
                              Landlord's  review and approval of a
                              prospective assignee or sublessee, not
                              to exceed $750.00.

          (c) For purposes of this Lease an "Affiliate" is (i) any person or entity that controls, is controlled by or under common control with the Tenant, (ii) any entity resulting from a merger, consolidation or other business combination with Tenant, or (iii) any person or entity that acquires all or substantially all of the assets of the business of Tenant which is conducted at the Premises. For purposes of this Lease the term

               "control" means the holding of 20% or more of the voting control of the subject entity.

          (d) Assignment in Violation of Article. No occupancy by any party other than Tenant or collection of Rent by Landlord will be deemed (i) a waiver of the provisions of this Article; or (ii) the acceptance of the assignee, subtenant or occupant as tenant, or (iii) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease shall not relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant shall assign or encumber its sublease or further sublease all or any portion of its subleased space except in compliance with the terms of this Section 12.

12.02     [Intentionally Deleted].

12.03. Entry by Landlord. Landlord and its employees, agents and licensees shall have the right to enter the Premises at any time during the Term of this Lease at reasonable times:

          (a) to inspect the condition of the Premises or the compliance by Tenant with this Lease, although no such inspection or failure to inspect shall waive any rights of Landlord with respect to any default by Tenant, whether or not such default was or should have been discovered;

          (b) to exhibit the Premises to prospective Tenants during the last 180 days of the Term;

          (c) to repair, improve, restore, alter or make additions to the Premises (it being understood that this provision does not obligate Landlord to take any such action); and

          (d) to bring and store materials necessary for any repairs, etc.

          Except for emergency repairs, Landlord shall exercise the rights granted to Landlord in (b) and (c) above only after reasonable notice to Tenant, and Landlord shall use its best efforts to accomplish the above promptly, with minimum interference with Tenant; provided, however, that the liability of Landlord arising out of such entry shall be limited as set forth elsewhere in this Lease as this paragraph creates no further liability of Landlord.

12.04. Holding Over. Tenant may not remain within the Premises after the day of Lease expiration without Landlord's written approval. In the event Tenant holds possession of the Premises after the expiration of the Term set forth herein, with or without the consent of Landlord, then this lease and the Term hereof shall be deemed to be extended on a month-to-month basis upon all the terms and conditions herein set forth, except that:

          (a) such tenancy may be terminated upon not less than thirty (30) days written notice by Landlord or Tenant; and

          (b) Tenant shall pay to Landlord monthly rent, in advance on the first day of such extension period and on the first calendar day of each calendar month thereafter during such extension period, an amount equal to one hundred fifty (150%) percent of the Base Monthly Rent payable in the last full calendar month preceding the first day of such extension period.

12.05. Act of God. Neither Landlord nor Tenant shall not be required to perform any covenant or obligation under this Lease, or be liable in damages to the other party, or their invitees, licensees or other visitors to the Premises, so long as the performance or nonperformance of the covenant or obligation is delayed, caused or prevented by an Act of God, strikes, shortages, war, insurrection, acts of the other party, or other similar cause beyond the reasonable control of a party (collectively a "Force Majeure").

12.06. Tenant's Remedies. If Landlord shall fail to keep or perform any of its obligations under the Lease with respect to the making of any payment to Tenant or the performance of any other Lease obligations, and upon the continuance of such failure on Landlord's part for thirty (30) days after the giving to Landlord of written notice of default from Tenant (or, in the case of any such non-monetary failure which cannot reasonably be cured within thirty (30) days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure with due diligence), and without waiving or releasing Landlord from any obligation, then Tenant may (but is under no obligation to) (i) terminate the Lease without incurring any termination fee if Landlord's failure adversely affects Tenant's use or occupancy of the Premises, or (ii) make such payment or perform such obligation, and all sums actually paid or incurred by Tenant and all necessary and incidental costs and expenses, including reasonable attorney's fees and expenses paid to legal counsel, incurred by Tenant in making such payment or performing such obligation, together with interest thereon at twelve percent (12%) per annum, but not to exceed the maximum rate permitted by law, from the date of payment by Tenant, date payment was received from Landlord or date a cost was incurred, shall be paid by Landlord to Tenant within ten (10) days after demand, and if such sum is not so paid by Landlord, Tenant shall have the right and option to offset such payment or failure to make payment against any Base Monthly Rental, Additional Rent or any other amounts thereafter payable under the Lease, or
          (iii) Tenant may pursue any other remedies available to Tenant at law or in equity to collect payment and/or cause Landlord to cure such failure.

12.07. Entire Agreement - No Waiver: This Lease contains the entire agreement of the parties. No representations, inducements, promises or agreements, oral or otherwise, between the parties shall be of any force or effect unless written herein. The failure of either party to insist in any instance on strict performance of any term or condition in this Lease, or to exercise any option herein contained, shall not waive such term, condition or option in that circumstance, or in any other instance. This Lease cannot be changed or terminated orally, as any modification or alteration of this Lease's terms can only be made in writing signed by all parties hereto.

12.08. Headings. The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

12.09.    Notices and Services.

         (a) Any notice required or permitted under this Lease shall be valid only if in writing and shall be deemed to be given only if delivered personally, sent by guranteed overnight courier (e.g. UPS Next Day Air) or sent by registered or certified United States mail return receipt requested, addressed

              (i)  if to Tenant, at:

                   SED International, Inc.
                   4916 N. Royal Atlanta Drive
                   Tucker, Georgia 30085-5044
                   Attention: President and Chief Executive Officer

                   Plus a copy to:

                   Leonard Silverstein, Esq.
                   Long Adridge & Norman
                   Suite 5300
                   303 Peachtree Street
                   Atlanta, Georgia 30308

               (ii) if to Landlord, Diamond Chip Group, L.L.C., c/o
                    George M. Fox, Esquire, 4788 Long Island Drive, N.W., Atlanta, Georgia 30342,

               or at such other addresses for either party as that party may designate by thirty (30) days prior notice to the other party given in accordance herewith. Notice shall be deemed given if delivered personally upon its personal delivery, one (1) day after deposit with a guaranteed overnight courier service, or five (5) days after being mailed in accordance herewith.

12.10. Authority to Act. If Tenant is a corporation, the individual(s) executing this Lease warrants that he/she has full authority to execute and to bind the Tenant to its terms and conditions pursuant to a current resolution of the Tenant's Board of Directors, which resolution shall be promptly provided upon request. These individuals further warrant that Tenant is a fully authorized and existing corporation, that Tenant is qualified to do business in the State of Georgia, and that the corporation has full authority to enter into this Lease. In the event any representation or warranty is false, all persons signing this Lease shall be individually liable, as Tenant. The person executing this Lease on behalf of Landlord represents and warrants that he has full authority to execute and to bind the Landlord to its terms and conditions pursuant to a current resolution of the members and managers of Landlord, which resolution shall be promptly provided upon request. These individuals further warrant that Landlord is a fully authorized and existing as a Geogia limited liability company, that Landlord is qualified to do business in the State of Georgia, and that Landlord has full authority to enter into this Lease. In the event any representation or warranty is false, all persons signing this Lease shall be individually liable, as Landlord.

12.11. Heirs and Assigns. The provisions of this Lease shall bind and inure to the benefit of the Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns.

12.12. Release of Landlord by Sale. In the event of any sale or lease of the Property or Premises or any assignment of this Lease, the Landlord shall be entirely freed and relieved of all covenants and obligations of the Landlord hereunder which accrue thereafter (but not before); and further, it shall be deemed without further agreement that the purchaser, sub-tenant or assignee as the case may be, has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder during the period such secondary party has title to or possession of the Premises. Should the land and the Premises be severed as to ownership by sale or lease, then the owner of the entire Premises that has the right to lease the space in the Premises to tenants shall be deemed the Landlord. In the event of any such sale or lease of the land or Premises, during the term of this Lease, Tenant hereunder agrees to continue to be bound by all the terms, covenants, and conditions of this Lease and further agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such succeeding Landlord who, prior to such time, has assumed all of Landlord's obligations under this Lease in a binding written agreement delivered to Tenant.

12.13. Unenforceability. The remainder of this Lease shall be enforceable if any Section, paragraph, or clause is found invalid or unenforceable.

12.14. Continuing Obligations. Any obligation which by its nature is due after this Lease expires, shall survive the Lease's termination.

12.15. Gender, Number, etc. The terms "Landlord," and "Tenant," and the pronouns relating to each, shall include the male, female and neuter, the singular and plural, corporation, partnership, limited liability company or individual as may fit the particular parties.

12.16. The Captions. The use of captions at the start of certain paragraphs is for illustration only; thus, no caption has any effect on any text in the paragraph which follows.

12.17. Attorney Fees. If any Rent or other obligations of Landlord or Tenant owing under this lease are collected by or through an arbitration proceeding under Section 12.29 below, and the prevailing party recovers all or substantially all of the relief originally sought by such party in the arbitration, then the prevailing party shall be entitled to also recover the reasonable and actual attorneys' fees incurred by such prevailing party.

12.18. No Estate. Tenant has only a usufruct under this agreement, not subject to levy or sale; no estate shall pass out of Landlord.

12.19. Relationship. Landlord and Tenant are not partners or joint venturers.

12.20. Performance. The acceptance of some act in violation of the terms of this Lease shall not prevent the non-violating party, from insisting upon the strict performance of that term at any other time.

12.21.    Time of Essence. Time is of the essence of this Lease.

12.22. Attornment to Mortgages and Other Documents. Landlord represents and warrants to Tenant that (i) Landlord alone owns fee simple title to the Pemises, and (ii) no deed to secure debt, security deed, mortgage, deed of trust, security agreement, ground lease or other similar encumbrance (herein collectively and individually referred to as a "Mortgage", the holder thereof being referred to as a "Mortgagee") (except for the lien for real estate taxes which are not yet due and payable) presently affecting the Premises which is senior or superior to this Lease and which could result in the termination of this Lease if enforced or terminated. Tenant agrees to execute such reasonable documents as may be reasonably required by Landlord to evidence Tenant's attornment to any Mortgagee relative to the Premises, or to confirm terms hereunder, provided that, if Tenant is required to agree that this Lease is to be subordinate to any such Mortgage, Tenant shall be entitled to require that such Mortgagee agree (i) not disturb Tenant's quiet use, enjoyment, possession and occupancy of the Premises so long as no Act of Default by Tenant remains outstanding and uncured under the Lease and (ii) not to make Tenant a party to any foreclosure proceeding.

12.23.    LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY
          AGREE THAT

          -    THERE ARE, AND SHALL BE, NO IMPLIED WARRANTIES OF
               MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OF ANY OTHER KIND ARISING FROM THIS LEASE; AND

          -    THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE
               EXPRESSLY SET FORTH IN THIS AGREEMENT.

12.24. Quiet Enjoyment. So long as no Act of Default by Tenant shall remain outstanding and uncured, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet use, possession and enjoyment of the Premises against any person claiming by, through orunder Landlord, or otherwise.

12.25. Extension Options. Landlord grants to Tenant one (1) extension option, to extend the Term of the Lease for three
          (3) year (herein referred to as the "Extension Term") upon the same terms and conditions as stated herein, except that the Base Monthly Rent payable during each Lease year of the three (3) year Extension Term shall be adjusted as follows:

          (a) The Base Monthly Rent payable during the first Lease Year of the Extension Term shall be adjusted to an amount equal to the product of multiplying the Base Monthly Rent paid during the last month of the initial Term by a fraction, the numerator of which shall be the Index (as hereinafter defined) published for October, 2006, and the denominator shall be the Index for October, 2005, but in no event less than a three percent (3%) increase over Base Monthly Rent paid during the last month of the initial Term;

          (b) The Base Monthly Rent payable during the second Lease Year of the Extension Term shall be adjusted to an amount equal to the product of multiplying the Base Monthly Rent paid during the last month of the prior Lease Year by a fraction, the numerator of which shall be the Index (as hereinafter defined) published for October, 2007, and the denominator shall be the Index for October, 2006, but in no event less than a three percent (3%) increase over Base Monthly Rent paid during the last month of the prior Lease Year; and

          (c) The Base Monthly Rent payable during the Third Lease Year of the Extension Term shall be adjusted to an amount equal to the product of multiplying the Base Monthly Rent paid during the last month of the prior Lease Year by a fraction, the numerator of which shall be the Index (as hereinafter defined) published for October, 2008, and the denominator shall be the Index for October, 2007, but in no event less than a three percent (3%) increase over Base Monthly Rent paid during the last month of the prior Lease Year.

          Tenant must exercise this option by delivering written notice to Landlord no later than 180 days prior to the end of the initial Term. The word "Term" as used in this Lease shall mean and include the initial Term and the Extension Term if exercised by Tenant. For purposes of this Lease the term "Index" shall mean the Consumer Price Index for United States All Urban Consumers, All Items (Base Year 1982 - 1984 = 100), published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is modified so that the Base Year differs from the Base Year 1982 - 1984 = 100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor. Should the increase made hereby not be calculable due to delay in publishing of the Index, Tenant shall continue to pay the Base Monthly Rent payable during the immediately preceding portion of the Term of the Lease until the Base Monthly Rent adjustment is determined hereunder, at which time Tenant shall commence payment of the adjusted Base Monthly Rent and shall pay to Landlord a lump-sum retroactive adjustment.

12.26. Right of First Refusal to Purchase Premises. Landlord hereby grants to Tenant the continuing right of first refusal, throughout the Term of the Lease, to purchase the Premises pursuant to the terms of this Section 12.26. If at any time during the Term Landlord enters into a bona fide agreement to sell all or any part of the Premises (the "Offer"), Landlord shall submit written notice thereof to Tenant (together with a copy of such Offer). Upon receipt of the aforesaid notice and a copy of such Offer from Landlord, Tenant shall have the right (the "Right of First Refusal") exercisable at any time within ten (10) business days from the date of receipt of such notice and Offer, to purchase the Premises, or portion thereof, which is the subject of the Offer upon the same terms and conditions set forth in the Offer, except that the dates for Tenant's performance under the Offer shall be adjusted to afford Tenant the same time periods for performance as were afforded the original purchaser under the Offer, with Tenant's time periods for performance to run from the dateof Tenant's exercise of the Right of First Refusal. If Tenant elects to exercise the Right of First Refusal, it shall, prior to the end to said ten (10) day period, deliver written notice of such exercise to Landlord. In the event Tenant fails to timely exercise the Right of First Refusal, Tenant shall be deemed to have waived such right in that instance only, except that if the closing pursuant to the original Offer does not take place within thirty (30) days after the date set forth in the Offer for closing, this Right of First Refusal shall again be deemed applicable to the transaction in the Offer. It is further understood that, in the event Tenant does not exercise this Right of First Refusal, this provision shall nevertheless be applicable to any further and future transfers of the Premises, or any part thereof, by any successor to Landlord. Landlord represents and warrants that no person or entity holds any right of refusal on the Premises, option to purchase, or other right, to acquire all or any part of the Premises, which is prior to or superior to the Right of First Refusal granted to Tenant hereunder. Notwithstanding the terms of this Section 12.26, Tenant's Right of First Refusal shall not apply to any gift or transfer of the Premises for less than the Premises' fair market value to (i) a charity as a tax deductible charitable contribution, (ii) Gerald Diamond, Jean Diamond, their heirs, and/or Nathan Diamond (Gerald Diamond's father),
          (iii) to a trust having as the only beneficiaries Gerald Diamond, Jean Diamond, their heirs and/or Nathan Diamond (Gerald Diamond's father),or (iv) any family limited partnership, limited liability company, corporation or other entity whose partners, members, stockholders or holders of similar ownership rights are held entirely by Gerald
          Diamond, Jean Diamond, their heirs and/or Nathan Diamond (Gerald Diamond's father) (each individually referred to as a "Charity/Family Transferee"). It is further understood that, in the event Landlord does sell, gift or otherwise transfer the Premises to one or more Charity/Family Transferees, this provision shall nevertheless be applicable to any further and future transfers of the Premises, or any part thereof, by any Charity/Family Transferee and/or their heirs, executors, administrators, personal representatives, successors or assigns. In the case of a transfer to a Charity/Family Transferee meeting the requirements of the foregoing exception, Tenant agrees that upon notice and request from Landlord, Tenant will execute and deliver to Landlord a written acknowledgment of the compliance with such exception.

12.27. Memorandum of Lease. Landlord and Tenant agree to execute and deliver, simultaneously with the execution and delivery of this Lease, a Short Form of Lease Agreement in recordable form for purposes of publicly recording this Lease, the Term, the existence of the Extension Options and the Right of First Refusal.

12.28 January 1, 1991 Lease Superseded. Effective as of April 1, 1999, the terms and provisions of this Lease supersede and replace the terms and provisions of that certain lease originally between Tenant's predecessor in interest, Southern Electronics Distributors, Inc., a Delaware corporation, as tenant, and Landlord's predecessor in title and interest, Royal Park Company, a Georgia general partnership, as landlord, dated January 1, 1991, and all amendments thereto (collectively the "Original Lease").
          From and after April 1, 1999, the terms and provisions of the Original Lease shall be deemed amended, restated, recast and superseded by the terms and provisions of this Lease, and the terms and provisions of the Original Lease shall be deemed of no further force or effect; provided, however, that the terms and provisions of the Original Lease shall remain in effect with respect to matters accruing or arising prior to April 1, 1999. This Lease results from a newly negotiated lease amendment between Landlord and Tenant, and does not result from, or represent an exercise of, any extension or renewal option.

12.29 Controversies and Arbitration. All disputes arising under this Lease shall be settled by binding arbitration by the American Arbitration Association (the "AAA") in Atlanta, Georgia, pursuant to the Commercial Arbitration Rules of AAA, except to the extent amended by the following terms of this Section 12.29:

          (a) In the event that (i) any Act of Default on behalf of Tenant or (ii) any default of Landlord which is not cured within the applicable cure period, is not resolved by the parties within ten (10) days after either party gives notice to the other party of its desire to arbitrate the dispute, then within two (2) business days after the expiration of such ten (10) day period, each party shall submit a final written offer to the other party specifying what they think the resolution of the dispute should be and what they would accept as a resolution (the "Last Offers").

          (b) Thereafter, either party can start the arbitration by giving a further notice to the other party, demanding arbitration, specifying the issue(s) to be decided, and naming that party's arbitrator.

          (c) Within ten (10) business days of receiving that notice, the other party must name a second arbitrator, in a notice back to the first party and the first arbitrator.

          (d) Thereafter, the first arbitrator shall contact the second arbitrator, and the two shall choose a third arbitrator within ten (10) business days after the notice identifying the second arbitrator is received by the first arbitrator. They shall also notify both parties of the third arbitrator, and a date, between 14 and 30 days following the appointment of the third arbitrator, for the arbitration hearing.(This timetable can be postponed only by agreement of both parties or all three arbitrators, or to allow for any court proceeding involving this arbitration to be resolved before the hearing takes place.) The hearing will be at the Premises, unless the parties (or all the arbitrators, on their own initiative) agree otherwise.

          (e) If a party initiates this process, and the other party does not respond by naming a second arbitrator; or afterward, if the second arbitrator fails or refuses to participate in naming the third arbitrator; then the third arbitrator shall be selected by AAA, failing which the third arbitrator shall be selected by a presiding judge of the Dekalb County Superior Court.

          (f) Unless the arbitrators agree unanimously otherwise, each side will pay the cost of the arbitrator named by it, and if the prevailing party recovers all or substantially all of the relief sought by the prevailing party, then the losing party shall pay the cost of the third arbitrator. If the prevailing party does not recover all or substantially all of the relief sought by the prevailing party, then the arbitrators shall determine who shall pay the cost of the third arbitrator or whether the cost of the third arbitrator shall be apportioned between the parties.

          (g) The arbitrators shall have no power to change the Lease provisions. The Last Offers of the parties shall be delivered to the arbitrators prior to the arbitration hearing. All decisions of the arbitrators shall be by majority vote of the arbitrators, and no decision of the arbitrators shall grant any relief to a party beyond the relief specified by a party in the Last Offer of that party. The arbitrators shall at the time of issuing their determination, shall also issue a written report containing their findings of fact and conclusions of law.

          (h) All arbitrators selected by the parties shall have been actively engaged in the development and leasing of real property similar to the Premises, in Dekalb County, for a period of not less than 15 years. Additionally, the third arbitrator must be a real estate attorney actively engaged in the practice of real estate law in Atlanta, Georgia for at least 15 years.

          (i) The arbitrators' result will be submitted to the Superior Court of DeKalb County, Georgia for enforcement under O.C.G.A. Section 9-9-1, et seq.
               Arbitration.

IN WITNESS WHEREOF, the parties have signed this Lease as of the day and year first above written and caused their seals to be hereto affixed.

TENANT:                                LANDLORD:

SED International, Inc.                Diamond Chip Group, L.L.C.

By_______________________________    By_______________________________
    President                              Manager

                          EXHIBIT "A"

ALL that tract or parcel of land lying and being in Land Lot 223, 18th District, DeKalb County, Georgia, and being more particularly described as follows:

BEGINNING at an iron pin found at the corner formed by the intersection of the southeasterly side of Mountain Industrial Boulevard (100-foot right of way) with the northeasterly side of North Royal Atlanta Drive (60-foot right of way); run thence northeasterly along the southeasterly arc of Mountain Industrial Boulevard (which arc is subtended by a chord line running north 15 degrees 24 minutes 46 seconds east 365.50 feet) 367.02 feet to an iron pin found; run thence north 89 degrees 17 minutes 20 seconds east 233.19 feet to an iron pin found; run thence south 18 degrees 35 minutes 00 seconds east
194.20 feet to an iron pin set; run thence south 16 degrees 01 minutes 15 seconds west 112.55 feet to an iron pin set; run thence north 73 degrees 58 minutes 45 seconds west 65.00 feet to an iron pin set; run thence south 16 degrees 01 minutes 15 seconds west 196.36 feet to an iron pin set on the northeasterly side of North Royal Atlanta Drive; run thence northwesterly along the northeasterly arc of North Royal Atlanta Drive (which arc is subtended by a chord line running north 67 degrees 23 minutes 15 seconds west 170.96 feet) 171.06 feet to an iron pin found; run thence north 64 degrees 06 minutes 10 seconds west along the northeasterly side of North Royal Atlanta Drive 96.32 feet to the southeasterly side of Mountain Industrial Boulevard and the point of beginning, containing 2.730 acres and being improved property having a 1-story masonry building thereon as more particularly shown on Boundary Survey for Royal Park Company, Southern Electronics Distributors, Inc., First National Bank of Atlanta, and Lawyers Title Insurance Company prepared by Venable & Associates, bearing certification of Alan L. Venable, Jr., Georgia Registered Land Surveyor #1761, dated April 3, 1984, revised July 11, 1984.